United States
Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2007

Langer, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12991 (Commission File Number)	11-2239561 (IRS Employer Identification Number)

450 Commack Road, Deer Park, New York (Address of principal executive offices)	11729-4510 (Zip Code)

Registrant’s telephone number, including area code: 631-667-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

2007 Stock Incentive Plan

On June 20, 2007, at the 2007 Annual Meeting of Stockholders of Langer, Inc. (the “Company”), the Company’s stockholders, upon the recommendation of the Company’s Board of Directors, voted to approve the 2007 Stock Incentive Plan (the “2007 Stock Incentive Plan”). Under the 2007 Stock Incentive Plan, 2,000,000 shares of the Company’s common stock will be initially reserved for issuance and available for awards, subject to an automatic annual increases equal to 4% of the total number of shares of the Company’s common stock outstanding at the beginning of each fiscal year. Awards under the 2007 Stock Incentive Plan may include incentive stock options, nonqualified stock options, stock appreciation rights, restricted shares of common stock, restricted units and performance awards, provided that no more than 1,500,000 shares may be awarded in the form of restricted shares, restricted units or performance awards, subject to an automatic annual increase of 75% of the total number of shares by which the total number of shares available under the plan is automatically increased. Awards under the 2007 Stock Incentive Plan may be granted to employees, officers, directors, consultants, independent contractors and advisors of the Company or any subsidiary of the Company. The 2007 Stock Incentive Plan will have a term of ten years expiring on June 20, 2017.

The 2007 Stock Incentive Plan is further described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on May 24, 2007 (the “Proxy Statement”) under the heading “Proposal 2 - Approval and Adoption of the 2007 Stock Incentive Plan,” and such description is incorporated by reference herein. The general description of the principal terms of the 2007 Stock Incentive Plan incorporated herein is qualified in its entirety by the terms of the 2007 Stock Incentive Plan, a copy of which is attached as Appendix A to the Proxy Statement and is incorporated by reference herein.

2007 Annual Incentive Plan

Also at the Company’s 2007 Annual Meeting of Stockholders, the Company’s stockholders, upon the recommendation of the Company’s Board of Directors, voted to approve the 2007 Annual Incentive Plan (the “2007 Annual Incentive Plan”). The 2007 Annual Incentive Plan will enable the Company to award certain executive officers of the Company or any subsidiary of the Company, with “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended, which will enable the Company to deduct such compensation from its taxable income.

The 2007 Annual Incentive Plan is further described in the Proxy Statement under the heading “Proposal 3 - Approval of the 2007 Annual Incentive Plan,” and the description is incorporated by reference herein. The general description of the principal terms of the 2007 Annual Incentive Plan incorporated herein is qualified in its entirety by the terms of the 2007 Annual Incentive Plan, a copy of which is attached as Appendix B to the Proxy Statement and is incorporated by reference herein.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 21, 2007, the Company received a written notice (the "Notice") from the staff of The Nasdaq Stock Market ("Nasdaq") stating, among other things, that the Company is not in compliance with Marketplace Rule 4350 Rule 4350(c)(1), because the Board of Directors no longer consists of a majority of "independent directors" as that term is defined in Rule 4350(c)(1). The Company's non-compliance with the rule resulted when one incumbent director, who was an "independent director" under the rule, did not stand for re-election at the Annual Meeting of Stockholders held June 20, 2007, so that the number of "independent directors" re-elected to the Board at is only 3, out of a total of 6 directors currently on the Board. The Company expects to add one "independent director" to the Board of Directors within the cure period under the rule, which ends on the earlier of (i) June 20, 2008, or (ii) the date of the next annual meeting of stockholders, and thereby come into compliance with the rule.

Item 8.01. Other Events.

The Company issued a press release dated June 26, 2007, with respect to the matter disclosed in Item 3.01 of this Current Report, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

10.1	2007 Stock Incentive Plan (incorporated herein by reference to Appendix A of the Langer, Inc., Definitive Proxy Statement filed with the Securities and Exchange Commission on May 24, 2007).

10.2	2007 Annual Incentive Plan (incorporated herein by reference to Appendix B of the Langer, Inc. Definitive Proxy Statement filed with the Securities and Exchange Commission on May 24, 2007).

99.1	Press release dated June 26, 2007, regarding notice from The Nasdaq Stock Market with respect to compliance with continued listing requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: June 26, 2007	Langer, Inc. By: /s/ W. Gray Hudkins W. Gray Hudkins, President and Chief Executive Officer

Exhibit Index

10.1	2007 Stock Incentive Plan (incorporated herein by reference to Appendix A of the Langer, Inc., Definitive Proxy Statement filed with the Securities and Exchange Commission on May 24, 2007).

10.2	2007 Annual Incentive Plan (incorporated herein by reference to Appendix B of the Langer, Inc. Definitive Proxy Statement filed with the Securities and Exchange Commission on May 24, 2007).

99.1	Press release dated June 26, 2007, regarding notice from The Nasdaq Stock Market with respect to compliance with continued listing requirements.